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                                                                    Exhibit 23.1

               CONSENT OF MADSEN & ASSOCIATES, INDEPENDENT AUDITOR

         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Kodiak Energy, Inc. (the "Company") pertaining to the Company's (a) Stock for Services Compensation Plan 2005, with respect to the financial statements of Kodiak Energy, Inc.. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission on January 27, 2005.

                             /s/ MADSEN & ASSOCIATES
























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